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                                                                   EXHIBIT 10.10

                              PACIFIC ETHANOL, INC.
                               5711 N. West Avenue
                            Fresno, California 93711


March 23, 2005


Mr. Neil M. Koehler
5711 N. West Avenue
Fresno, CA 93711


Dear Mr. Koehler:

         This Letter Agreement memorializes the terms of an agreement between you and Pacific Ethanol, Inc., a Delaware corporation (the "COMPANY"), regarding the indemnification obligations of the Company with respect to that certain Guaranty made by you in favor of Comerica Bank under which you guarantee the payment by Kinergy Marketing, LLC, an Oregon limited liability company ("KINERGY") of any existing or future indebtedness to Comerica Bank. This Guaranty was made in connection with Kinergy's execution of the (i) Master Revolving Note in favor of Comerica Bank, dated September 24, 2004 ("NOTE");
(ii) Security Agreement in favor of Comerica Bank dated September 24, 2004 ("SECURITY AGREEMENT"); (iii) letter agreement with Comerica Bank dated September 24, 2004 ("LETTER AGREEMENT"); (iv) Irrevocable Standby Letter of Credit No. 595744-41 issued by Comerica Bank dated as of October 1, 2004, as amended on March 3, 2005 ("LETTER OF CREDIT NO. 1"); and (v) Irrevocable Standby Letter of Credit No. 595743-41 issued by Comerica Bank dated as of October 1, 2004, as amended on March 3, 2005 ("LETTER OF CREDIT NO. 2"). The Note, Security Agreement, Letter Agreement, Letter of Credit No. 1 and Letter of Credit No. 2 are collectively referred to herein as the "LOAN AGREEMENTS." The effective date of this Letter Agreement shall be as of the date first set forth above.

         Kinergy is a party to that certain Share Exchange Agreement (the "SHARE EXCHANGE AGREEMENT") dated as of May 14, 2004, as amended on July 29, 2004, October 1, 2004, January 7, 2005, February 16, 2005 and March 3, 2005, by and among Accessity Corp., a New York Corporation ("ACCESSITY"), Pacific Ethanol, Inc., a California corporation ("PEI"), Kinergy, ReEnergy, LLC, a California limited liability company ("REENERGY"), each of the shareholders and holders of options or warrants to acquire shares of common stock of the Corporation, and each of the limited liability company members of each of ReEnergy and Kinergy. Pursuant to such Share Exchange Agreement, each of PEI, Kinergy and ReEnergy will become a wholly-owned subsidiary of the Company following a reincorporation merger of Accessity with and into the Company. The transactions contemplated by the Share Exchange Agreement shall be referred to herein as the "SHARE EXCHANGE TRANSACTION."

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         Kinergy has obtained the written consent of Comerica Bank to the Share
Exchange Transaction and the resulting change in control of Kinergy. Because you will no longer be the member or manager of Kinergy after the close of the Share Exchange Transaction, the Company has agreed to replace you as guarantor under the Guaranty. Such replacement is to occur as soon as reasonably practicable after the closing of the Share Exchange Transaction.

         Prior to the date that you are effectively replaced as guarantor under the Guaranty, the Company shall indemnify, defend and hold harmless you, your agents and representatives for all losses, claims, liabilities and damages caused or arising from out of (a) the Company's failure to pay its indebtedness under the Loan Agreements such that you are required to pay such amounts to Comerica Bank pursuant to the Guaranty, or (b) a breach of the Company's duties to indemnify and defend as set forth in this paragraph.

         If the foregoing terms are consistent with our understanding and agreement, please sign the additional copy of this Letter Agreement. By executing this Letter Agreement, the undersigned person represents and warrants that he has been duly authorized to execute this Letter Agreement on his company's behalf.



                                                 Sincerely,

                                                 PACIFIC ETHANOL, INC.,
                                                 a Delaware corporation


                                                 By: /S/ RYAN TURNER
                                                     ---------------------------
                                                     Ryan Turner
                                                     Chief Operating Officer


ACCEPTED AND AGREED TO:



/S/ NEIL M. KOEHLER
--------------------------
NEIL M. KOEHLER


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